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                                                                  Exhibit (d)(2)
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                              THE ZWEIG FUND, INC.

                 NOTICE OF GUARANTEED DELIVERY FOR COMMON SHARES
        SUBSCRIBED FOR PURSUANT TO THE PRIMARY SUBSCRIPTION AND THE OVER-
                             SUBSCRIPTION PRIVILEGE

         As set forth in the Fund's Prospectus under "The Offer-Payment for Shares," this form (or one substantially equivalent hereto) may be used as a means of effecting the subscription and payment for Common Shares of The Zweig Fund, Inc. subscribed for pursuant to the Primary Subscription and the Over-Subscription Privilege. Such form may be delivered by hand or sent by facsimile transmission, overnight courier or mail to the Subscription Agent and must be received prior to 5:00 P.M., New York City time, on ___________, 2002, the Expiration Date.*

                           The Subscription Agent is:
                            EQUISERVE TRUST CO., N.A.
                             Attention: Zweig Funds

                                                              By Express Mail or
By Mail:                            By Hand:                  Overnight Courier:
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P.O. Box 43010                                                150 Royall Street
Providence, RI  02940-3010                                    Canton, MA  02021

                                  By Facsimile:
                                 (781) 828-8813

                        Fax Confirmation by Telephone to:
                                 (781) ________

         DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

         The bank, trust company or New York Stock Exchange member firm that completes this form must communicate the guarantee and the number of Common Shares subscribed for (pursuant to both the Primary Subscription and the Over-Subscription Privilege) to the Subscription Agent and must deliver this Notice of Guaranteed Delivery to the Subscription Agent prior to 5:00 P.M., New York City time, on __________, 2002, the Expiration Date.* This Notice of Guaranteed Delivery guarantees delivery to the Subscription Agent of (i) a properly completed and executed Subscription Rights Certificate and (ii) delivery of payment in full (based on 95% of the average of the last reported sales price of a share of the fund's common stock on The New York Stock Exchange on __________, 2002 (the "Pricing Date") and the 4 preceding business days) for all Common Shares for which a subscription is being made. Failure to deliver this Notice or to make the delivery guaranteed herein will result in a forfeiture of the Rights.
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                                    GUARANTEE

         The undersigned; a bank or trust company having an office or correspondent in the United States, or a New York Stock Exchange member firm, hereby guarantees delivery to the Subscription Agent by 5:00 P.M., New York City time, on the third business day after the Expiration Date of a properly completed and executed Subscription Rights Certificate and payment of the full Subscription Price for the Common Shares subscribed for pursuant to the Primary Subscription and, if applicable, the Over-Subscription Privilege as subscription for such Common Shares is indicated herein and on the Subscription Rights Certificate.

*Unless extended by the Fund

                                Broker Assigned Control # ______________________

                              THE ZWEIG FUND, INC.

1.       Primary Subscription:

         Number of Rights Exercised:____________________________________________

         Number of Common Shares subscribed for in Primary Subscription, for which you are guaranteeing delivery of the Subscription Rights Certificate and full payment:

         ________________Rights divided by 7 = ___________________ Common Shares
         (ignore fractions)

2.       Over-Subscription Privilege:

         Number of Common Shares subscribed for pursuant to the Over-Subscription Privilege, for which you are guaranteeing delivery of the Subscription Rights Certificate and full payment:

         ____________________________________________ Common Shares


3.       Totals:

         Total Number of Rights Exercised: _____________________________________


         Total Number of Common Shares subscribed for, for which you are guaranteeing delivery of the Subscription Rights Certificate and full payment:

         ________________Rights divided by 7 = ___________________ Common Shares
         (ignore fractions)

4.       Method of Delivery (Check one):

         / / Through the Depository Trust Company ("DTC")

         / / Direct to EquiServe Trust Co., N.A., as the Subscription Agent.

                  Please assign above a unique control number for each guarantee submitted. This number needs to be referenced on any direct delivery or any delivery through DTC. In addition, please note that if you are
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guaranteeing for Common Shares subscribed for pursuant to the Over-Subscription
Privilege and are a DTC participant, you must also execute and forward to EquiServe Trust Co., N.A. a Nominee Over-Subscription Form.



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Name of Firm


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Authorized Signature


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Name (Please print or type)


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Title:


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DTC Participant Number


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Contact Name


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Address


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City                                    State                       Zip Code


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Phone Number


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Date